UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2001
_______________

Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.        Other Events

On September 18, 2001, Imagis Technologies Inc. ("Imagis"), reported that the substantial increase in the company's stock price was due mostly to Imagis biometric facial recognition technology. The tragedy that took place the week before turned attention to those companies that have the technology to assist in airport security, customs and immigration, law enforcement and criminal justice.

On September 25, 2001, Imagis Technologies Inc. ("Imagis"), announced that a number of U.S. government agencies and system integrators are advising the company that facial recognition will be used as the dominant new technology in airport security in the United States. In building on the success of its facial recognition installation at Toronto's Pearson International Airport, Imagis will focus its development in providing technology for federal intelligence agencies, airports, airlines and related law enforcement entities to enhance air travel security.

On October 2, 2001, Imagis Technologies Inc. ("Imagis"), announced that it has entered into a business alliance with Intacta Technologies Inc. of Atlanta, GA (Symbol: OTCBB, Berlin: ITAC) to combine Imagis biometric facial recognition technology with Intacta's patented encoding technology to provide an integrated verification solution for the security market.

Item 7.        Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated September 18, 2001

2.       Press Release of the Company dated September 25, 2001

3.       Press Release of the Company dated October 2, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: October 9, 2001	By: /s/

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued September 18, 2001
99.2	Press release issued September 25, 2001
99.3	Press release issued October 2, 2001